Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 24, 2021, in Amendment No. 1 to the Registration Statement (Form 20-F) of OceanPal Inc. for the registration of its common stock, including the preferred stock purchase rights.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
November 2, 2021